Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ambipar Emergency Response

The Cayman Islands

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 2023, relating to the consolidated financial statements of Emergência Participações S.A., which appears in the Ambipar Emergency Response’s Registration Statement on Form F-1 (No 333-270493), which is incorporated by reference in this Registration Statement.

/s/ BDO RCS Auditores Independentes SS Ltda.

BDO RCS Auditores Independentes SS Ltda.
Campinas, Brazil
October 12, 2023